UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

73 Kercheval Avenue Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2019, the Company entered into a second amendment (the “Amendment”) to the Employment Agreement dated June 1, 2011 and amended on February 12, 2016 (the “Employment Agreement”) between the Company and Edward K. Christian, its Chairman, President, and Chief Executive Officer.

The Amendment extends the term of the Employment Agreement from March 31, 2021 to March 31, 2025. The Amendment also makes certain clarifying modifications to the Employment Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to this Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Company’s Employment Agreement effective June 1, 2011 is available as Exhibit 10(p) to the Company’s Form 10-Q for the quarter ending June 30, 2011, and a copy of the February 12, 2016 amendment to the Employment Agreement is available as Exhibit 10.1 to the Company’s Form 8-K/A filed on April 8, 2016.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Second Amendment to Employment Agreement dated February 26, 2019 between Saga Communications, Inc. and Edward K. Christian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.

Dated: March 1, 2019	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President, Treasurer, and
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement dated February 26, 2019 between Saga Communications, Inc. and Edward K. Christian.